Exhibit 32.1

AMENDED CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Amended Quarterly Report on Form 10-Q/A of Galaxy Next Generation, Inc. (the "Company") for the quarter ending March 31, 2023, I, Gary LeCroy, Chief Executive Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.Such Amended Quarterly Report on Form 10-Q/A for the fiscal quarter ending March 31, 2023, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Amended Quarterly Report on Form 10-Q/A for the quarter ending March 31, 2023, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 24, 2023

Galaxy Next Generation, Inc.

By:/s/ Gary LeCroy

Gary LeCroy

Chief Executive Officer

(Principal Executive Officer)